Exhibit 1

Transactions in Securities of the Issuer Since the Filing of Amendment No. 3 to the Schedule 13D

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

Sale of Common Stock	(21,968)	15.4140	02/06/2025
Sale of Common Stock	(175,181)	14.8000	02/10/2025

STARBOARD VALUE AND OPPORTUNITY S LLC

Purchase of Common Stock	3,600	15.8480	02/03/2025
Sale of Common Stock	(2,756)	15.4140	02/06/2025
Sale of Common Stock	(21,979)	14.8000	02/10/2025
Sale of Common Stock	(2,474)	15.1510	02/11/2025

STARBOARD VALUE AND OPPORTUNITY C LP

Purchase of Common Stock	2,850	15.8480	02/03/2025
Sale of Common Stock	(2,136)	15.4140	02/06/2025
Sale of Common Stock	(17,034)	14.8000	02/10/2025
Sale of Common Stock	(1,917)	15.1510	02/11/2025

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

Purchase of Common Stock	1,400	15.8480	02/03/2025
Sale of Common Stock	(1,168)	15.4140	02/06/2025
Sale of Common Stock	(9,315)	14.8000	02/10/2025
Sale of Common Stock	(1,048)	15.1510	02/11/2025

STARBOARD X MASTER FUND LTD

Purchase of Common Stock	9,550	15.8480	02/03/2025
Sale of Common Stock	(6,751)	15.4140	02/06/2025
Sale of Common Stock	(53,832)	14.8000	02/10/2025
Sale of Common Stock	(6,058)	15.1510	02/11/2025

STARBOARD VALUE LP

(Through the Starboard Value LP Account)

Purchase of Common Stock	6,150	15.8480	02/03/2025
Sale of Common Stock	(4,221)	15.4140	02/06/2025
Sale of Common Stock	(33,659)	14.8000	02/10/2025
Sale of Common Stock	(3,788)	15.1510	02/11/2025